Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Lothar Maier, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Linear Technology Corporation on Form 10-Q for the quarterly period ended March 29, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Linear Technology Corporation.

DATE: May 6, 2009	By:	/s/ Lothar Maier
	Name:	Lothar Maier
	Title:	Chief Executive Officer

I, Paul Coghlan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Linear Technology Corporation on Form 10-Q for the quarterly period ended March 29, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Linear Technology Corporation.

DATE: May 6, 2009	By:	/s/ Paul Coghlan
	Name:	Paul Coghlan
	Title:	Chief Financial Officer